N E W S
                                                                         RELEASE

THOMAS INDUSTRIES INC.

        EXECUTIVE OFFICE
        4360 Brownsboro Road, Suite 300
        Louisville, Kentucky 40207-1603
        502/893-4600 - Fax: 502/895-6618


THOMAS INDUSTRIES ANNOUNCES FIRST QUARTER EARNINGS


     Louisville, Kentucky, April 16, 2003 - Thomas Industries Inc. (NYSE-TII) today reported that first quarter 2003 earnings were a record for any first quarter in the Company's history. Sales for the quarter were a record for the pump and compressor business, and reflect the August 29, 2002, acquisition of Rietschle.

     Net sales for the quarter ending March 31, 2003, were $92,346,000, versus $46,057,000 a year ago. Rietschle contributed $39,890,000 to first quarter 2003 sales. Net income for the quarter was $8,806,000, or $.50 per share, versus $7,421,000, or $.47 per share in the comparable 2002 period. Rietschle was approximately $.02 per share accretive for the first quarter.

       Regarding the first quarter results, Timothy C. Brown, Chairman, President and Chief Executive Officer of Thomas Industries said, "Excluding Rietschle, our first quarter increase in sales and operating income over the prior year's first quarter was 14 percent and three percent, respectively. The North American Group's margins were negatively impacted in the quarter by $900,000 due to the higher cost of German products as a result of the weaker dollar and low margins on a new product, which is in the process of being transferred to China for lower cost production. Sales into the automotive segment were particularly strong for both the European and North American Groups." He added, "The integration of our Rietschle operations is going well, as we move forward with new sales and marketing initiatives for our dynamic Rietschle Thomas brand, while at the same time improving our operating efficiencies and uncovering new ways to reduce our costs.

     In commenting on the lighting business, Brown stated, "Considering the weak commercial and industrial construction markets in North America, we are pleased by the continued solid performance of GTG." GTG contributed a two percent increase in equity income over the first quarter of 2002.

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     In regard to the outlook for the remainder of the year, Brown stated,
"There is no doubt that 2003 will be a challenge as we work to integrate Rietschle while focusing on improved service, new product development and new markets for our products. We anticipate that much of our consolidation efforts will be behind us by the end of 2003, and expect Rietschle to be accretive to earnings for the year after adjusting for one time restructuring costs."

     Thomas Industries Inc., headquartered in Louisville, Kentucky, is the recognized leader in the design and manufacture of RIETSCHLE THOMAS brand pumps and compressors for use in global OEM applications, supported by worldwide sales and service for key customer applications and end-user markets. High quality automotive component castings are also a key offering. Other products include WELCH laboratory equipment and OBERDORFER centrifugal and rotary gear liquid pumps. The Company also owns a 32 percent interest in Genlyte Thomas Group LLC, the third largest lighting fixture manufacturer in North America. Thomas has operations in North & South America, Europe, Asia, and Australia.

                                      # # #

The statements in this press release with respect to future results and future expectations may be regarded as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results may differ materially from those currently expected. They are subject to various risks, such as the ability of Thomas Industries and the joint venture to meet business sales goals, fluctuations in commodity prices, increased interest costs arising from a change in the companies' leverage or change in rates, the timing of the magnitude of capital expenditures, a slowing of the overall economy including interruptions to commerce resulting from wars or terrorist attacks, as well as other risks discussed in Thomas' filing with the Securities and Exchange Commission, including its Annual Report and 10-K for the year ended December 31, 2002. Thomas Industries makes no commitment to disclose any revisions to forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.


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                             THOMAS INDUSTRIES INC.
                        COMPARATIVE SALES AND INCOME (1)
                      (In Thousands Except Per Share Data)


For the three months ended March 31:

                                                            2003           2002       % Change
                                                            ----           ----       --------
      Net Sales                                          $92,346         $46,057      100.5%

      Cost of Product Sold                                59,231          29,162
                                                          ------          ------
      Gross Profit                                        33,115          16,895

      SG&A Expenses                                       24,578          10,833
      Equity Income from Lighting (2)                      6,143           6,002
                                                          ------          ------
      Operating Income                                    14,680          12,064       21.7%
      Interest Expense                                     1,086             619
      Interest Income & Other                               (39)             242
                                                          ------          ------
      Income Before Taxes                                 13,555          11,687       16.0%
      Income Taxes                                         4,742           4,266
                                                          ------          ------
      Income Before Minority Interest                      8,813           7,421
      Minority Interest, net of tax                            7            - -
      Net Income                                         $ 8,806         $ 7,421       18.7%
                                                         =======         =======

      Net Income Per Share:
      --  Basic                                            $ .52           $ .49        6.1%
      --  Diluted                                          $ .50           $ .47        6.4%
      Dividends Per Share                                 $ .085          $ .085
      Weighted average number
           of common shares outstanding (3):
           --  Basic                                      17,139          15,243
           --  Diluted                                    17,507          15,762


                             THOMAS INDUSTRIES INC.
                  COMPARATIVE INDUSTRY SEGMENT INFORMATION (1)
                                 (In Thousands)


For the three months ended March 31:
                                                          2003            2002       % Change
                                                          ----            ----       --------
      Sales & Operating Revenues:
          Pumps  and Compressors                         $92,346         $46,057      100.5%
          Lighting                                           - -             - -
                                                         -------         -------
                   Total                                 $92,346         $46,057      100.5%
                                                         =======         =======

      Operating Income (Loss):
           Pumps  and Compressors                        $10,325          $7,547       36.8%
           Lighting (2)                                    6,143           6,002        2.3%
           Corporate                                      (1,788)         (1,485)      20.4%
                                                         -------         -------
                                                         $14,680         $12,064       21.7%
                                                         =======         =======

(1) Includes Rietschle results since the August 29, 2002, acquisition date.
(2) Consists of equity income of $6,222,000 in 2003 and $6,053,000 in 2002 from our 32% interest in the Genlyte Thomas Group (GTG) joint venture less $79,000 in 2003 and $51,000 in 2002 related to expense recorded for Thomas Industries stock options issued to GTG employees.
(3) As of April 11, 2003, the actual common shares outstanding are 17,167,098.

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THE FOREGOING UNAUDITED FIGURES HAVE BEEN APPROVED BY THE MANAGEMENT OF THOMAS
INDUSTRIES INC. FOR OFFICIAL RELEASE ON THE DATE INDICATED.